EXHIBIT 3.11

BYLAWS OF

BAXTER SEED CO., INC.

ARTICLE ONE

REGISTERED OFFICE

     The registered office of the corporation is located at 416 S. Missouri Ave., Weslaco, Hidalgo County, Texas, and the name of the registered agent of the corporation at such address is WALTER H. BAXTER, III.

PRINCIPAL OFFICE

     The principal office of the corporation shall be at 416 S. Missouri Ave, Weslaco, Hidalgo County, Texas 78596, provided that the Board of Directors shall have power to change the location of the principal office in its discretion.

ARTICLE TWO

SHAREHOLDER’S MEETINGS

Place of Meetings

     All meetings of the shareholders shall be held at the principal office of the corporation or any other place within or without this State, as may be designated for that purpose from time to time by the Board of Directors.

Time of Annual Meeting

     The annual meeting of the shareholders shall be held each year at the corporation’s principal office at 10:00 A.M. on the 15th day of January of each year hereafter. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

Notice of Meeting

     Notice of the meeting, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting either personally or — by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

Special Meetings

     Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any two (2) or more Directors, or by one or more of the shareholders, holding not less than one-third (1/3) of all the shares entitled to vote at the meeting.

Quorum

     A majority of the voting shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum.

Voting

     Only the persons in whose names shares appear on the share records of the corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting, unless some other day is fixed by the Board of Directors for the determination of shareholders of record. Each shareholder is entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number shares which he is entitled to vote. Voting for the election of Directors shall be by voice unless any shareholder demands a ballot vote before the voting begins.

Proxies

     Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the shareholder or his duly authorized attorney in fact.

Consent of Absentee

     No defect in the calling or noticing of a shareholder’s meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of a meeting, and such approval of the minutes, either before or after the meeting, and such waivers, consents or approvals are filed with the corporate records or made a part of the minutes of the meeting.

Action Without Meeting

     Action may be taken by shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the corporation.

ARTICLE THREE

DIRECTORS

Powers

     The Directors shall act only as a board and an individual Director shall have no power as such. All corporate powers of the corporation shall be exercised by, or under the authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation or these Bylaws, as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation, and may give powers of attorney to agents of the corporation to transact any special business requiring such authorization.

Number and Qualification of Directors

     The authorized number of Directors of this corporation shall be five (5). The Directors need not be shareholders of this corporation or residents of Texas. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have the effect of shortening the term of any incumbent Directors. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Election and Term of Office

     The Directors shall be elected annually by the shareholders entitled to vote, and shall hold office until their respective successors are elected, or until their death, resignation or removal.

Vacancies

     Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

Removal of Directors

     The entire Board of Directors or any individual Director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote for directors, at any regular or special meeting of such shareholders.

Place of Meetings

     All meetings of the Board of Directors shall be held at the principal office of the corporation or at such place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all of the members of the Board.

Regular Meetings

     Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this corporation, and at such other times as the Directors may determine.

Special Meetings — Call and Notice

     Special meetings of the Board of Directors for any purpose shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time, and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.

Quorum

     A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

Board Action Without Action Meeting

     Any action required or permitted to be taken by the Board of Directors, may be taken without a meeting, and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

Adjournment — Notice

     A quorum of the Directors may adjourn any Directors’ meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Conduct of Meetings

     The President, or, in his absence, any Director selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation, or in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

Compensation

     Directors and members of the committees may receive such compensation, if any, for their service, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

Indemnification of Directors and Officers

The Board of Directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against present or former Directors, officers, or employees of this corporation as provided by Article 2.02(A)(16) of the Business Corporation Act.

ARTICLE FOUR

OFFICERS

Title and Appointment

     The officers of the corporation shall be a President, one Vice President, a Secretary, a Treasurer, and such assistants and other officers as the Board of Directors shall from time to time determine. Any two offices may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of the officers.

Powers and Duties of Officers

     The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the Board of Directors.

ARTICLE FIVE

EXECUTION OF INSTRUMENTS

     The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

ARTICLE SIX

ISSUANCE AND TRANSFER OF SHARES

Certificates for Paid and Unpaid Shares

     Certificates for shares of the corporation shall be issued only when fully paid.

Share Certificates

     The corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the corporation is organized in Texas, the name in which it is issued, the number and class of shares and series, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by a registrar, and the seal of the corporation shall be affixed thereto. The certificates shall contain on the faces or backs such recitations or references as are required by law.

Replacement of Certificates

     No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

Transfer of Shares

     Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the corporation to the same extent as if he had signed a written consent thereto.

Restriction of Transfer of Shares

     1.     Neither record title nor beneficial ownership of any shares of the corporation may be transferred except in accordance with the terms hereof.

     2.     In the event that any shareholder of the corporation (such shareholder being referred to herein as the “Option Shareholder”):

a. Shall propose to sell, pledge, exchange or otherwise dispose of any shares of the corporation or any interests therein owned by him, whether for cash or other consideration,

b. Shall become insolvent or shall file a voluntary petition under the Federal Bankruptcy Act or any state insolvency act,

c. Shall be adjudicated a bankrupt under the Federal Bankruptcy Code by judgment which has become final,

d. Shall have a final judgment for damages entered against him which is not discharged within thirty (30) days after such judgment has become final,

e. Shall suffer an attachment, sequestration or garnishment to be levied against any of the shares of the corporation, or any interests therein, owned by him and the same is not dissolved or such shares replevied within thirty (30) days,

f. Shall suffer any of the shares of the corporation or any interests therein owned by him to be transferred or encumbered in any other way whatever, whether voluntarily or by operation of law,

g. Shall die or become disabled or contract any mental or physical incapacity which gives rise to the appointment of a guardian or conservator,

in any such events, such Option Shareholder or his legal representative, shall promptly deliver to the Secretary of the corporation written notice (the “Option Notice”) setting forth in detail the circumstances of such event. In the case of a voluntary sale or disposition, the Option Notice shall state the name and address of the proposed transferee and the proposed consideration for the transfer. The Secretary shall forthwith mail copies of the Option Notice to each shareholder of record of the corporation at his most recent address shown on the books of the corporation. If such Option Shareholder or his legal representative shall fail to deliver such notice to the Secretary of the corporation, the Secretary of the corporation, upon being advised of any such events, shall prepare and send such a notice on his own initiative.

     4.     In any of the events described in Paragraph Three (3), a special meeting of the shareholders of the Corporation shall be called by the Secretary of the Corporation upon not less than ten (10) days notice. Such meeting shall be held at the executive offices of the Corporation in Weslaco, Texas, or any other location as designated by a majority of the shareholders of record., not later than thirty (30) days after the receipt by the Secretary of the Corporation of the Option Notice. At such meeting all shares of the Corporation owned by the Option Shareholder shall be subject to purchase on the part of the corporation, on the terms hereinafter set forth. Such option may be exercised by the Corporation as to the whole or any part of such shares. At such meeting, in voting upon the question of whether to exercise such option in whole or in part, all shares of the Corporation owned of record or beneficially by the Option Shareholder shall be voted in the same manner as the majority of the other outstanding and entitled to vote at such meeting. Such option shall expire to the extent not exercised by vote of the shareholders at such meeting.

     5.     If all of the shares of the Corporation owned by the Option Shareholder are not purchased by the Corporation in accordance with the provisions of Paragraph Four (4), then all shares of the Corporation owned by the Option Shareholder and not so purchased by the Corporation shall be subject to an option on the part of each of the other shareholders of the Corporation to purchase a proportionate part of such shares, upon the terms hereinafter set forth. Such option shall expire to the extent not exercised at the meeting of the shareholders called pursuant to the provisions of Paragraph Four (4). The term “proportionate part” shall mean that portion of the shares of the Corporation offered for sale which the number of shares of the Corporation owned by each of the shareholders desiring to purchase bears to the total number of outstanding shares of the Corporation owned by all shareholders desiring to purchase.

     6.     If the event giving rise to the option should be a proposed voluntary sale or other disposition for cash of shares of the Corporation, the price to be paid for any shares owned by the Option Shareholder purchased in accordance with the terms and provisions of Paragraphs Four (4) and Five (5) hereof shall be equal to the proposed cash consideration which would be paid in connection with such proposed voluntary sale or other disposition as stated in the Option Notice. In the event of a proposed sale, exchange or other disposition other than for cash or in the event of any of the other events mentioned in Paragraph Three (3) above, the price to be paid for any shares of the Corporation owned by the Option Shareholder and purchased in accordance with Paragraphs Four (4) and Five (5) above shall be determined as follows:

During the month of August in each year commencing with the year 1994, the Board of Directors of the Corporation sitting as a Board of Appraisers shall meet and determine the fair market value per share of the shares of the Corporation. Written notice of such determination shall be delivered to each shareholder of record of the Corporation. In the event that any Option Shareholder has only partial ownership of any shares of the Corporation, the Board of Directors of the Corporation, sitting as the Board of Appraisers, shall decide what portion of the full purchase price for a share of the Corporation determined as herein provided shall be paid per share for the interest of the Option Shareholder in such shares.

The purchase price of any shares of the Corporation or any interests therein purchased under the terms and provisions hereof shall be payable in cash to the Option Shareholder within sixty (60) days after the meeting of shareholders called in accordance with Paragraph Four (4) hereof, against delivery to the respective purchasers of certificates representing the shares purchased, duly endorsed for transfer, with all necessary federal and state documentary stamp tax affixed.

     7.     If the event giving rise to the option is a proposed voluntary sale or other disposition, any shares of the Corporation owned by the Option Shareholder which neither the Corporation nor the other shareholders of the Corporation purchase as herein provided may be transferred to the persons and upon terms and conditions no more favorable than those set forth in the Option Notice, such transfer to be consummated within ninety (90) days after actual receipt of the Option Notice by the Secretary of the Corporation, and not otherwise. If the event specified in such notice is an event other than a voluntary sale or disposition, any shares of the Corporation owned by the Option Shareholder which neither the Corporation nor the other shareholders of the Corporation purchase as herein provided shall no longer be subject to purchase hereunder by reason of the particular event specified in the notice.

     8.     The terms and provisions hereof shall be binding on any person who may acquire any shares of the Corporation or any interests therein, whether by voluntary transfer or by operation of law, and no person shall be permitted to become a holder of record of any of the shares of the Corporation or any interest therein without first expressly acknowledging in writing that such shares will continue to be subject to the terms and provisions hereof.

     9.     Any notice or communication required or permitted to be delivered to any shareholder of the Corporation under the terms delivered to any shareholder of the Corporation under the terms and provisions hereof shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified, return receipt requested, addressed to such person at his most recent address shown on the books of the Corporation.

     10.     All certificates representing shares of the Corporation shall be endorsed substantially to the following effect:

These shares are subject to restrictions on their transfer contained in the Bylaws of the Corporation. The Corporation will furnish to the record holder of this certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the Bylaws.

     11.     Whenever under the terms hereof the shares of any shareholder or the Corporation shall be purchased, such shareholder, or his legal representative, shall execute and deliver all documents that may be reasonably necessary to accomplish the transfer of such shares in accordance with the terms and provisions hereof.

     12.     The terms and provisions hereof shall terminate and be of no further force and effect after the expiration of twenty-one (21) years after the date of approval of these Bylaws or at such earlier date as the Corporation may be dissolved. However if the corporation is still in existence in 21 years and Walter H. Baxter, III is still a shareholder same or similar provisions will be adopted.

     13.     The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and assigns.

Shareholders’ Preemptive Rights

     The Shareholders of the Corporation shall have the preemptive right to purchase shares of the Corporation as provided in the Texas Business Corporation Act, to-wit:

The shareholders of a Corporation shall have a preemptive right to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, except to the extent limited or denied by the Texas Business Corporation Act as presently existing.

ARTICLE SEVEN

RECORDS AND REPORTS

Inspection of Books and Records

     All books and records provided for by statute shall be open to inspection of the shareholders from time to time and to the extent expressly provided by statute, and not otherwise. The Directors may examine such books and records at all reasonable times.

Closing Stock Transfer Books

     The Board of Directors may close the transfer books in their discretion for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

ARTICLE EIGHT

DIVIDENDS

     The Board of Directors may declare at any annual, regular or special meeting of the Board and the Corporation may pay, dividends on the outstanding shares in cash, property or in the shares of the Corporation to the extent permitted by, and subject to the provisions of, the laws of the State of Texas.

     Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest reserve in the manner in which it was created.

ARTICLE NINE

MISCELLANEOUS

Fiscal Year

     The fiscal year of the Corporation shall begin on the 1st day of January of each year.

Director’s Annual Statement

     The Board of Directors shall present, at each annual meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE TEN

AMENDMENT OF BYLAWS

Amendment of Bylaws

     The power to alter, amend, or repeal these Bylaws is vested in the Directors, subject to repeal or change by action of the shareholders.

ADOPTED BY THE BOARD OF DIRECTORS on this the         day of                    , 1994.

DAVID ATKINSON, Director

DIETRICH SCHMIDT, Director

JAMES LARKIN, Director

LAWRENCE O’NEIL, Director

WALTER H. BAXTER, III, Director

ATTEST:

, Secretary